EXHIBIT 5.1
August 23, 2006
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
Re: Registration Statement on Form S-3 (Registration No. 333-135564)
Ladies and Gentlemen:
          We have acted as special counsel to Exide Technologies, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), initially filed on June 30, 2006 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to securityholders of the Company in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Rights Offering”). The Registration Statement relates to 18,534,688 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights. The Rights and the Rights Shares are collectively referred to herein as the “Securities.”
          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
          (i) the Registration Statement, as amended to the date hereof;
          (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware;
          (iii) the Amended and Restated By-Laws of the Company, as currently in effect and as certified by the Secretary of the Company;

Exide Technologies
August 23, 2006

          (iv) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities, the terms of the Rights Offering and related matters;
          (v) a specimen common stock certificate representing the Common Stock; and
          (vi) a specimen subscription rights certificate representing the Rights.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that (i) the stock certificates evidencing the Rights Shares will conform to the specimen common stock certificate examined by us and will be duly executed and delivered and (ii) the certificates evidencing the Rights will conform to the specimen subscription rights certificate examined by us and will be duly executed and delivered.
          Our opinions set forth below are limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
          Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

Exide Technologies
August 23, 2006

          1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
          2. When the Rights Shares are issued and delivered against payment therefore upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be duly authorized, validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the headings “The Rights Offering—U.S. Federal Income Tax Treatment of Rights Distribution,” “U.S. Federal Income Tax Considerations” and “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Sincerely,

/ s / Kirkland & Ellis LLP
Kirkland & Ellis LLP